Exhibit 10.1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

FEDERAL TRADE COMMISSION,

Plaintiff,

v.

CAREER EDUCATION CORPORATION, a corporation,

AMERICAN INTERCONTINENTAL
UNIVERSITY, INC., a corporation,

AIU ONLINE, LLC, a limited liability company, MARLIN ACQUISITION CORP., a corporation, COLORADO TECH., INC., a corporation, and

COLORADO TECHNICAL UNIVERSITY, INC., a corporation,

Defendants.

Case No. __19cv5739__ STIPULATED ORDER FOR PERMANENT INJUNCTION AND MONETARY JUDGMENT

Plaintiff, the Federal Trade Commission (“FTC” or “Commission”), filed its Complaint (“Complaint”) for a permanent injunction and other equitable relief, pursuant to Sections 13(b), 19, and 16(a)(1) of the Federal Trade Commission Act (“FTC Act”), 15 U.S.C. §§ 53(b), 57b, and 56(a)(1), and the Telemarketing and Consumer Fraud and Abuse Prevention Act (“Telemarketing Act”), 15 U.S.C. § 6101 et seq. Defendants have waived service of the summons and the Complaint. The Commission and Defendants stipulate to the entry of this Stipulated Final Order for Permanent Injunction and Monetary Judgment (“Order”) to resolve all matters in dispute in this action between them.

THEREFORE, IT IS ORDERED as follows:

FINDINGS

1.This Court has jurisdiction over this matter.

2.The Complaint charges that Defendants violated Section 5 of the FTC Act, 15 U.S.C. § 45, and the Telemarketing Sales Rule (“TSR”), 16 C.F.R. Part 310, in marketing their post-secondary schools.

3.Defendants neither admit nor deny any of the allegations in the Complaint, except as specifically stated in this Order. Only for purposes of this action, Defendants admit the facts necessary to establish jurisdiction.

4.Defendants waive any claim that they may have under the Equal Access to Justice Act, 28 U.S.C. § 2412, concerning the prosecution of this action through the date of this Order, and agree to bear their own costs and attorney fees.

5.Defendants and the Commission waive all rights to appeal or otherwise challenge or contest the validity of this Order.

DEFINITIONS

For the purpose of this Order, the following definitions apply:

A.“Clear(ly) and Conspicuous(ly)” means that a required disclosure is difficult to miss (i.e., easily noticeable) and easily understandable by ordinary consumers, including in all of the following ways:

1.

In any communication that is solely visual or solely audible, the disclosure must be made through the same means through which the communication is presented. In any communication made through both visual and audible means, such as a television advertisement, the disclosure must be presented simultaneously in both the visual and audible portions of the communication even if the representation requiring the disclosure is made in only one means.

2.

A visual disclosure, by its size, contrast, location, the length of time it appears, and other characteristics, must stand out from any accompanying text or other visual elements so that it is easily noticed, read, and understood.

3.	An audible disclosure, including by telephone or streaming video, must be delivered in a volume, speed, and cadence sufficient for ordinary consumers to easily hear and understand it.
4.	In any communication using an interactive electronic medium, such as the Internet or software, the disclosure must be unavoidable.
5.	The disclosure must use diction and syntax understandable to ordinary consumers and must appear in each language in which the representation that requires the disclosure appears.

6.	The disclosure must comply with these requirements in each medium through which it is received, including all electronic devices and face-to-face communications.
7.	The disclosure must not be contradicted or mitigated by, or inconsistent with, anything else in the communication.
8.	When the representation or sales practice targets a specific audience, such as children, the elderly, or the terminally ill, “ordinary consumers” includes reasonable members of that group.

B.“Covered Information” means information from or about an individual consumer, including, but not limited to (a) first and last name; (b) a home or other physical address, including street name and name of city or town; (c) an email address or other online contact information, such as an instant messaging user identifier or a screen name; (d) a telephone number; (e) a Social Security number; (f) a driver’s license or other government-issued identification number; (g) a financial institution account number; (h) credit or debit card information; (i) precise geolocation data of an individual or mobile device, including but not limited to GPS-based, WiFi-based, or cell-based location information; or (j) an authentication credential, such as a username and password.

C.“Defendants” means all of the Defendants, individually, collectively, or in any combination.

D.“Established Business Relationship” means a relationship between the Seller and a person based on: (a) the person’s purchase, rental, or lease of the Seller’s goods or services or a financial transaction between the person and Seller, within the 18 months immediately preceding the date of the Telemarketing call; or (b) the person’s inquiry or application regarding a product or service offered by the Seller, within the 3 months immediately preceding the date of a Telemarketing call.

E.“Lead Aggregator” means any Lead Generator from which Defendants directly purchase Covered Information.

F.“Lead Generation” means providing, in exchange for consideration, Covered Information to a Seller, Telemarketer, or other marketer, or assisting others in providing such information, including through Telemarketing, but excluding solely hosting or displaying advertising and marketing content created by Defendants.

G.“Lead Generator” means any person who provides, in exchange for consideration, Covered Information to a Seller, Telemarketer, or other marketer, or who assists others in providing such information, including through Telemarketing but excluding persons solely hosting or displaying advertising and marketing content created by Defendants.

H.“Lead Path” means information sufficient to identify each Lead Source with which a consumer interacted prior to the sale of that consumer’s Covered Information to Defendants.

I.“Lead Source” means any platform operated by a Lead Generator involving Lead Generation, including a website or call center.

J.“National Do Not Call Registry” means the National Do Not Call Registry, which is the “do-not-call” registry maintained by the Commission pursuant to 16 C.F.R. § 310.4(b)(1)(iii)(B).

K.“Outbound Telephone Call” means a telephone call initiated by a Telemarketer to induce the purchase of goods or services or to solicit a charitable contribution.

L.“Seller” means any person who, in connection with a Telemarketing transaction, provides, offers to provide, or arranges for others to provide goods or services to the customer in exchange for consideration whether or not such person is under the jurisdiction of the Commission.

M.“Student” means any natural person who is or was enrolled in a program of study at an institution of higher education operated by Defendants.

N.“Telemarketer” means any person who, in connection with Telemarketing, initiates or receives telephone calls to or from a customer or donor, whether or not such person is under the jurisdiction of the Commission.

O.“Telemarketing” means a plan, program, or campaign which is conducted to induce the purchase of goods or services or a charitable contribution, by use of one or more telephones and which involves more than one interstate telephone call.

ORDER

I.PROHIBITION AGAINST MISREPRESENTATIONS

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with the advertising, marketing, promoting, offering for sale, or sale of any educational product or service, are permanently restrained and enjoined from misrepresenting or assisting others in misrepresenting, expressly or by implication:

A.That Defendants or Lead Generators acting on their behalf are, represent, are affiliated with, or are endorsed by the United States Department of Defense or its Military Departments, or any other branch or agency of the United States federal government;

B.That the United States Department of Defense or its Military Departments or any other branch or agency of the United States government endorses or recommends a post-secondary school;

C.That Defendants or Lead Generators acting on their behalf are neutral and independent educational advisors that endorse or recommend a post-secondary school;

D.That consumers who submit Covered Information to Lead Generators, acting on Defendants’ behalf, are applying for open job positions or government benefits;

E.That Lead Generators, acting on Defendants’ behalf, represent prospective employers;

F.With respect to Defendants’ products or services, any material benefits, including the likelihood of consumers finding employment, of those products or services; and

G.With respect to Defendants’ products or services, the total costs, or any other material restrictions, limitations, or conditions, of those products or services.

II.INJUNCTION CONCERNING LEAD GENERATION

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with the advertising, marketing, promoting, offering for sale, or sale of any educational product or service, are permanently restrained and enjoined from:

A.Failing to, as a condition of doing business with any Lead Aggregator: (a) provide each such Lead Aggregator a copy of this Order within 7 days of entry of this Order; and (b) either (i) obtain from each such Lead Aggregator a signed and dated statement acknowledging receipt of this Order and expressly agreeing to comply with this Order within 30 days of entry of this Order or (ii) cease purchasing Covered Information from such Lead Aggregator until such time as the Lead Aggregator has provided a signed and dated statement acknowledging receipt of this Order and expressly agreeing to comply with this Order;

B.Failing to, within 14 days of the appearance of a Lead Source in a Lead Path, provide a copy of this Order by a trackable delivery method with return receipt to every Lead Generator associated with such Lead Source;

C.Using or purchasing Covered Information:

1.Unless Defendants have established, implemented, and thereafter maintained a system to monitor and review Lead Sources, which system shall include procedures sufficient to:

a.Obtain the Lead Path associated with such Covered Information, and information sufficient to permit Defendants to review: (i) copies of all materials created or used by a Lead Generator displayed or contained within a Lead Source in the Lead Path, including text, graphic, video, audio, and photographs; (ii) the location of any Lead Source in the Lead Path; and (iii) the URL of any hyperlink contained in a Lead Source in the Lead Path;

b.Review, directly or through a non-Lead Generator agent, all materials used to obtain such Covered Information, prior to Defendants’ use or purchase of that Covered Information; and

c.Preclude payment of any amounts to the Lead Aggregator or Lead Generator for such Covered Information and to inform the Lead Aggregator that approval is denied if such material contains a misrepresentation prohibited by this Order or otherwise does not comply with this Order;

2.If Defendants know or should know that any material associated with the Lead Path of the Covered Information, including any material identified in Subsection II.C.1.a, contains a misrepresentation prohibited by this Order or otherwise does not comply with this Order.

D.Failing to promptly and completely investigate any complaints or other information that Defendants receive about whether any Lead Generator is engaging in acts or practices prohibited by this Order. If any Lead Generator is engaging in acts or practices prohibited by this Order, Defendants shall inform the Lead Aggregator that approval is denied and shall not pay any amounts to the Lead Aggregator or Lead

Generator for such Covered Information.

III. PROHIBITION AGAINST ABUSIVE TELEMARKETING PRACTICES

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with Telemarketing are permanently restrained and enjoined from engaging in, or assisting and facilitating others in engaging in, any of the following practices:

A.Initiating any Outbound Telephone Call to any person at a telephone number on the National Do Not Call Registry unless the Seller or Telemarketer proves that:

1.The Seller has obtained the express agreement, in writing, of such person to place calls to that person. Such written agreement shall clearly evidence such person’s authorization that calls made by or on behalf of that Seller may be placed to that person, and shall include the telephone number to which the calls may be placed and the signature of that person. Such written agreement shall fully disclose the identity of the Seller and must be obtained prior to the Seller or Telemarketer placing a call to a telephone number on the National Do Not Call Registry; or

2.The Seller has an Established Business Relationship with such person, and that person has not stated that he or she does not wish to receive Outbound Telephone Calls made by or on behalf of the Seller.

B.Initiating any Outbound Telephone Call to a person when that person has previously stated that he or she does not wish to receive an Outbound Telephone Call:

1.Made by or on behalf of the Seller whose goods or services are being offered; or

2.Made on behalf of a charitable organization for which a charitable contribution is being solicited.

C.Initiating any Outbound Telephone Call that delivers a prerecorded message, unless the Seller or Telemarketer can demonstrate that:

1.Prior to making any such call to induce the purchase of any good or service, the Seller has obtained from the recipient of the call an express agreement, in writing, that:

a.The Seller obtained only after a Clear and Conspicuous disclosure that the purpose of the agreement is to authorize the Seller to place prerecorded calls to such person;

b.The Seller obtained without requiring, directly or indirectly, that the agreement be executed as a condition of purchasing any good or service;

c.Evidences the willingness of the recipient of the call to receive calls that deliver prerecorded messages by or on behalf of the specific Seller; and

d.Includes such person’s telephone number and signature; and

2.In any such call to induce the purchase of any good or service, or to induce a charitable contribution from a member of, or previous donor to, a non-profit charitable organization on whose behalf the call is made, the Seller or Telemarketer:

a.Allows the telephone to ring for at least fifteen (15) seconds or four (4) rings before disconnecting an unanswered call; and

b.Within two (2) seconds after the completed greeting of the person called, plays a prerecorded message that promptly and in a Clear and Conspicuous manner discloses to the person receiving the call: (i) the identity of the Seller or the charitable organization; (ii) that the purpose of the call is to sell goods or services or solicit a charitable donation: and (iii) if the purpose of the call is to sell goods or services, the nature of the goods or services, followed immediately by a disclosure of one or both of the following:

i.In the case of a call that could be answered in person by a consumer, that the person called can use an automated interactive voice and/or keypress-activated opt-out mechanism to assert a Do Not Call Request at any time during the message. The mechanism must:

(a)Automatically add the number called to the Seller’s Entity-Specific Do Not Call List;

(b)Once invoked, immediately disconnect the call;

and

(c)Be available for use at any time during the

message; and

ii.In the case of a call that could be answered by an answering machine or voicemail service that the person called can use a toll free-number to assert a Do Not Call Request. The number provided must connect directly to an automated interactive voice or keypress-activated opt-out mechanism that:

(a)Automatically adds the number called to the Seller’s Entity-Specific Do Not Call List;

(b)Immediately thereafter disconnects the call; and

(c)Is accessible at any time throughout the duration of the Telemarketing campaign.

D.Initiating any Outbound Telephone Call to a telephone number within a given area code unless the Seller, either directly or through another person, has paid the annual fee for access to the telephone numbers within that area code that are included in the National Do Not Call Registry;

E.Initiating any Outbound Telephone Call in which the Telemarketer fails to disclose truthfully, promptly, and in a clear and conspicuous manner to the person receiving the call:

1.the identity of the Seller whose goods or services are being offered for sale or the charitable organization on behalf of which a request for a charitable contribution is being made;

2.that the purpose of the call is to sell goods or services or solicit a charitable contribution; and

3.if the purpose of the call is to sell goods or services, the nature of the goods or services.

F.Initiating any Outbound Telephone Call in which the Seller or Telemarketer fails to transmit or cause to be transmitted to any Caller Identification Service in use by a recipient of a Telemarketing call either:

1.the Telemarketer’s telephone number and, when made available by the Telemarketer’s carrier, the name of the Telemarketer making the call; or

2.the name of the Seller or charitable organization on behalf of which a telemarketing call is placed, and that Seller’s or charitable organization’s customer or donor service telephone number, which is answered during regular business hours.

G.Violating the Telemarketing Sales Rule, 16 C.F.R. Part 310, attached as Appendix A.

IV.MONETARY JUDGMENT FOR EQUITABLE MONETARY RELIEF

IT IS FURTHER ORDERED that:

A.Judgment in the amount of Thirty Million Dollars ($30,000,000) is entered in favor of the Commission against Defendants, jointly and severally, as equitable monetary relief, including for the purposes of restitution subject to Section V.

B.Defendants are ordered to pay the Commission Thirty Million Dollars ($30,000,000), which, as Defendants stipulate, their designated agent holds in escrow for no purpose other than payment to the Commission. Such payment must be made within 7 days of entry of this Order by electronic fund transfer in accordance with instructions previously provided by a representative of the Commission.

V.ADDITIONAL MONETARY PROVISIONS

IT IS FURTHER ORDERED that:

A.Defendants relinquish dominion and all legal and equitable right, title, and interest in all assets transferred pursuant to this Order and may not seek the return of any assets.

B.The facts alleged in the Complaint will be taken as true, without further proof, in any subsequent civil litigation by or on behalf of the Commission in a proceeding to enforce its rights to any payment or monetary judgment pursuant to this Order, such as a nondischargeability complaint in any bankruptcy case.

C.The facts alleged in the Complaint establish all elements necessary to sustain an action by the Commission pursuant to Section 523(a)(2)(A) of the Bankruptcy Code, 11 U.S.C. § 523(a)(2)(A), and this Order will have collateral estoppel effect for such purposes.

D.Defendants acknowledge that their Taxpayer Identification Numbers (Social Security Numbers or Employer Identification Numbers) may be used for collecting and reporting on any delinquent amount arising out of this Order, in accordance with 31 U.S.C. §7701.

E.All money paid to the Commission pursuant to this Order may be deposited into a fund administered by the Commission or its designee to be used for equitable relief, including consumer redress and any attendant expenses for the administration of any redress fund. If a representative of the Commission decides that direct redress to consumers is wholly or partially impracticable or money remains after redress is completed, the Commission may apply any remaining money for such other equitable relief (including consumer information remedies) as it determines to be reasonably related to Defendants’ practices alleged in the Complaint. Any money not used for such equitable relief is to be deposited to the U.S. Treasury as disgorgement. Defendants have no right to challenge any actions the Commission or its representatives may take pursuant to this Subsection.

VI.CUSTOMER INFORMATION

IT IS FURTHER ORDERED that Defendants are permanently restrained and enjoined from directly or indirectly:

A.failing to provide sufficient customer information to enable the Commission to efficiently administer consumer redress, to the extent permitted by and in compliance with the Family Educational Rights and Privacy Act of 1974, 20 U.S.C. § 1232g, and its implementing regulations, 34 C.F.R. Part 99 (“FERPA”). If a representative of the Commission requests in writing any information related to redress, Defendants must provide such information to the extent permitted by and in compliance with FERPA, in the form prescribed by the Commission, within 14 days; and

B.disclosing, using, or benefiting from customer information, including the name, address, telephone number, and email address, obtained from Edutrek, LLC, Day Pacer, LLC, SoftRock, Inc., Sunkey Publishing, Inc.; Sun Key Publishing, LLC; Wheredata, LLC; or Fanmail.com, LLC prior to entry of this Order in connection with the advertising, marketing, promoting, offering for sale, or sale of any educational product or service, unless (i) the customer information is associated with a Student, or (ii)

Defendants also received the same consumer information from another source.

VII. COOPERATION

IT IS FURTHER ORDERED that Defendants shall cooperate with representatives of the Commission in this case and in any investigation related to or associated with the transactions or the occurrences that are the subject of the Complaint. Defendants shall provide truthful and complete information, evidence, and testimony. Defendants shall, upon a reasonable request from a Commission representative with a minimum of 10 days notice, cause their officers, employees, representatives, or agents to appear for interviews, discovery, hearings, trials, and any other proceedings at such reasonable places and times as a Commission representative may designate, without the service of a subpoena.

VIII. ORDER ACKNOWLEDGMENTS

IT IS FURTHER ORDERED that Defendants obtain acknowledgments of receipt of this Order:

A.Each Defendant, within 7 days of entry of this Order, must submit to the Commission an acknowledgment of receipt of this Order sworn under penalty of perjury.

B.For 20 years after entry of this Order, each Defendant must deliver a copy of this Order to: (1) all principals, officers, directors, and LLC managers and members; (2) all employees having managerial responsibilities for advertising, marketing, promoting, offering for sale, or sale of any educational product or service, and all agents and representatives who participate in the advertising, marketing, promoting, offering for sale, or sale of any educational product or service; and (3) any business entity resulting from any change in structure as set forth in the Section titled Compliance Reporting. Delivery must occur within 7 days of entry of this Order for current personnel. For all others, delivery must occur before they assume their responsibilities.

C.From each individual or entity to which a Defendant delivered a copy of this Order pursuant to this Section VII, that Defendant must obtain, within 30 days, a signed and dated acknowledgment of receipt of this Order.

IX.COMPLIANCE REPORTING

IT IS FURTHER ORDERED that Defendants make timely submissions to the Commission:

A.One year after entry of this Order, each Defendant must submit a compliance report, sworn under penalty of perjury. Each Defendant must: (a) identify the primary physical, postal, and email address and telephone number, as designated points of contact, which representatives of the Commission may use to communicate with Defendant; (b) identify all of that Defendant’s businesses by all of their names, telephone numbers, and physical, postal, email, and Internet addresses; (c) describe the activities of each business, including the goods and services offered, the means of advertising, marketing, and sales, and the involvement of any other Defendant; (d) describe in detail whether and how that Defendant is in compliance with each Section of this Order; and (e) provide a copy of each Order Acknowledgment obtained pursuant to this Order, unless previously submitted to the Commission.

B.For 20 years after entry of this Order, each Defendant must submit a compliance notice, sworn under penalty of perjury, within 14 days of any change in the following: (a) any designated point of contact; or (b) the structure of any Defendant or any entity that Defendant has any ownership interest in or controls directly or indirectly that may affect compliance obligations arising under this Order, including: creation, merger, sale, or dissolution of the entity or any subsidiary, parent, or affiliate that engages in any acts or practices subject to this Order.

C.Each Defendant must submit to the Commission notice of the filing of any bankruptcy petition, insolvency proceeding, or similar proceeding by or against such Defendant within 14 days of its filing.

D.Any submission to the Commission required by this Order to be sworn under penalty of perjury must be true and accurate and comply with 28 U.S.C. § 1746, such as by concluding: “I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct. Executed on: _____” and supplying the date, signatory’s full name, title (if applicable), and signature.

E.Unless otherwise directed by a Commission representative in writing, all submissions to the Commission pursuant to this Order must be emailed to DEbrief@ftc.gov or sent by overnight courier (not the U.S. Postal Service) to: Associate Director for Enforcement, Bureau of Consumer Protection, Federal Trade Commission, 600 Pennsylvania Avenue NW, Washington, DC 20580. The subject line must begin: FTC v. Career Education Corporation.

X. RECORDKEEPING

IT IS FURTHER ORDERED that Defendants must create certain records for 20 years after entry of the Order, and retain each such record for 5 years. Specifically, Defendants in connection with Telemarketing or the advertising, marketing, promoting, offering for sale, or sale of any educational product or service, must create and retain the following records:

A.accounting records showing the revenues from all goods or services sold, including revenues attributable to consumers whose Covered Information was provided to Defendants by Lead Aggregators, and to the extent practicable, broken down by Lead Generator;

B.personnel records showing, for each person providing services, whether as an employee or otherwise, that person’s: name; addresses; telephone numbers; job title or position; dates of service; and (if applicable) the reason for termination;

C.records of all consumer complaints and refund requests concerning the subject matter of the Order, whether received directly or indirectly, such as through a third party, and any response;

D.records identifying all Lead Generators that Defendants use since entry of this Order;

E.records relating to all websites and marketing materials that have been reviewed to ensure compliance with Section II of this Order;

F.all records necessary to demonstrate full compliance with each provision of this Order, including all submissions to the Commission; and

XI.COMPLIANCE MONITORING

IT IS FURTHER ORDERED that, for the purpose of monitoring Defendants’ compliance with this Order and any failure to transfer any assets as required by this Order:

A.Within 14 days of receipt of a written request from a representative of the Commission, each Defendant must: submit additional compliance reports or other requested information, which must be sworn under penalty of perjury; appear for depositions; and produce documents for inspection and copying. The Commission is also authorized to obtain discovery, without further leave of court, using any of the procedures prescribed by Federal Rules of Civil Procedure 29, 30 (including telephonic depositions), 31, 33, 34, 36, 45, and 69.

B.For matters concerning this Order, the Commission is authorized to communicate directly with each Defendant. Defendant must permit representatives of the Commission to interview any employee or other person affiliated with any Defendant who has agreed to such an interview. The person interviewed may have counsel present.

C.The Commission may use all other lawful means, including posing, through its representatives as consumers, suppliers, or other individuals or entities, to Defendants or any individual or entity affiliated with Defendants, without the necessity of identification or prior notice. Nothing in this Order limits the Commission’s lawful use of compulsory process, pursuant to Sections 9 and 20 of the FTC Act, 15 U.S.C. §§ 49, 57b-1.

XII. RETENTION OF JURISDICTION

IT IS FURTHER ORDERED that this Court retains jurisdiction of this matter for purposes of construction, modification, and enforcement of this Order.

SO ORDERED this __9__ day of __October__ , 2019.

___/s/ Judge Bucklo_______________

UNITED STATES DISTRICT JUDGE

SO STIPULATED AND AGREED:

FOR PLAINTIFF: FEDERAL TRADE COMMISSION

__/s/ Quinn Martin_______

LEAH FRAZIER, ESQ.

QUINN MARTIN, ESQ.

Federal Trade Commission

600 Pennsylvania, Ave., NW

Washington, DC 20580

Telephone: (202) 326-2187 (Frazier)

Telephone: (202) 326-2080 (Martin)

Facsimile: (202) 326-3768

Email: lfrazier@ftc.gov, qmartin@ftc.gov

FOR DEFENDANTS

__/s/ Daniel S. Savrin_______________Date:  __July 26, 2019_

WILLARD K. TOM, ESQ.

DANIEL S. SAVRIN, ESQ.

DAVID I. MONTEIRO, ESQ.

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Ave., NW

Washington, DC 20004

Telephone: (202) 739-3000

Facsimile: (202) 739-3001

Email: willard.tom@morganlewis.com, daniel.savrin@morganlewis.com,

david.monteiro@morganlewis.com

COUNSEL for Career Education Corp.; American InterContinental University, Inc.; AIU

Online, LLC; Marlin Acquisition Corp.; Colorado Tech., Inc.; and Colorado Technical

University, Inc.

Defendants:

___/s/ Jeffrey D. Ayers_____________________Date: July _26_, 2019

Jeffrey D. Ayers, ESQ., as

Senior Vice President & General Counsel,

Career Education Corporation;

Vice President, American InterContintental University, Inc.;

Manager, AIU Online, LLC;

Vice President, Marlin Acquisition Corp.;

Vice President, Colorado Tech., Inc.; and

Vice President, Colorado Technical University, Inc.